Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial statements of Progress Software Corporation (the “Company” or “Progress”) and Ipswitch, Inc. (“Ipswitch”) have been prepared to give effect to the acquisition of Ipswitch by the Company, which was completed on April 30, 2019 (the “Acquisition”).

The unaudited pro forma condensed consolidated statements of income for the year ended November 30, 2018 and for the three months ended February 28, 2019 (the “Pro Forma Income Statements”), give effect to the Acquisition as if such Acquisition had occurred on December 1, 2017. The unaudited pro forma condensed consolidated statement of income for the year ended November 30, 2018 combines the audited historical results of the Company for the year ended November 30, 2018 (the Company’s fiscal year end) and the audited historical results of Ipswitch for the year ended December 31, 2018 (Ipswitch’s fiscal year end), which were adjusted in order to be consistent with the Company's classification of expenses. The unaudited pro forma condensed consolidated statement of operations for the three months ended February 28, 2019 combines the unaudited historical results of the Company for the three months ended February 28, 2019 and the unaudited historical results of Ipswitch for the three months ended March 31, 2019, which were adjusted in order to be consistent with the Company’s classification of expenses.

The historical consolidated financial information of the Company and Ipswitch has been adjusted in the Pro Forma Income Statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of the Company. The Pro Forma Income Statements presented are based on the assumptions and adjustments described in the accompanying notes. The actual financial position or results of operations reported by the Company in periods following the Acquisition may differ significantly from those reflected in these Pro Forma Income Statements for a number of reasons, including but not limited to the impact and benefits of the acquisition, cost savings from operating efficiencies, and the incremental costs incurred in successfully integrating and operating the Ipswitch business. There were no transactions between the Company and Ipswitch during the periods presented in the Pro Forma Income Statements that would need to be eliminated. The Pro Forma Income Statements are based upon available information and assumptions as of the date of this report that the Company believes are reasonable.

The Pro Forma Income Statements have been compiled from the following sources with the following unaudited adjustments:

•
The financial information for Progress has been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and extracted without adjustment from: (i) the Company’s audited consolidated statement of income for the fiscal year ended November 30, 2018, contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on January 28, 2019; and (ii) the Company’s unaudited consolidated statement of income for the three month period ended February 28, 2019, contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 5, 2019.

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The financial information for Ipswitch has been prepared in accordance with U.S. GAAP and derived without material adjustment from: (i) Ipswitch’s audited consolidated income statement for the year ended December 31, 2018, attached as Exhibit 99.2 to this Current Report on Form 8-K/A; and (ii) Ipswitch’s unaudited consolidated income statement as of and for the three month period ended March 31, 2019, which were adjusted in order to be consistent with the Company’s account presentation and classification of expenses, respectively.

The Pro Forma Income Statements are based upon the respective historical and pro forma financial information of the Company and Ipswitch, and should be read in conjunction with:

•	the accompanying notes to the Pro Forma Income Statements;

•
the separate historical audited consolidated financial statements of the Company as of and for the year ended November 30, 2018 included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2018;

•
the separate historical unaudited condensed consolidated financial statements of the Company as of and for the three months ended February 28, 2019 included in the Company’s Quarterly Report on Form 10-Q for the three months ended February 28, 2019; and

•	the separate historical audited consolidated financial statements of Ipswitch as of and for the year ended December 31, 2018, attached as Exhibit 99.2 to this Current Report on Form 8-K/A.

These Pro Forma Income Statements are presented for informational purposes only and do not purport to represent what the results of operations would actually have been if the Acquisition occurred as of the dates indicated or what results will be for any future periods.

The Pro Forma Income Statements were prepared using the acquisition method of accounting for the business combination. Accordingly, consideration paid by the Company to complete the Acquisition was allocated to Ipswitch’s assets and liabilities based upon their estimated fair values as of the date of completion of the Acquisition. The pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available along with the completion of the purchase price allocation and as additional analyses are performed, and have been made solely for the purpose of providing the Pro Forma Income Statements presented below.

The Pro Forma Income Statements do not reflect the cost of any integration activities or benefits that may result from savings that may be derived from any integration activities.

Based on the Company’s preliminary review of Ipswitch’s summary of significant accounting policies disclosed in Ipswitch’s financial statements, the nature and amount of any adjustments to the historical financial statements of Ipswitch to conform Ipswitch’s accounting policies to those of the Company’s are not expected to be significant.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED NOVEMBER 30, 2018

(In thousands, except per share data)	November 30, 2018 Progress (audited)	December 31, 2018 Ipswitch (audited)	Pro Forma Adjustments	Note	Pro Forma Progress (unaudited)
Revenue:
Software licenses	$122,137	$19,022	$—		$141,159
Maintenance and services	275,028	57,067	(24,056)	(a)	308,039
Total revenue	397,165	76,089	(24,056)		449,198
Costs of revenue:
Cost of software licenses	4,769	2,325	—		7,094
Cost of maintenance and services	39,470	7,495	—		46,965
Amortization of acquired intangibles	22,734	—	6,624	(b)	29,358
Total costs of revenue	66,973	9,820	6,624		83,417
Gross profit	330,192	66,269	(30,680)		365,781
Operating expenses:
Sales and marketing	93,036	18,932	—		111,968
Product development	79,739	13,485	—		93,224
General and administrative	49,050	17,378	—		66,428
Loss on assets held for sale	5,147	—	—		5,147
Fees related to shareholder activist	1,472	—	—		1,472
Amortization of acquired intangibles	13,241	148	15,764	(b)	29,153
Restructuring expense	2,251	—	—		2,251
Acquisition-related expenses	258	—	—		258
Total operating expenses	244,194	49,943	15,764		309,901
Income (loss) from operations	85,998	16,326	(46,444)		55,880
Other (expense) income:
Interest expense	(5,149)	—	(8,232)	(c)	(13,381)
Interest income and other, net	1,220	—	—		1,220
Foreign currency loss, net	(3,089)	(102)	—		(3,191)
Total other expense, net	(7,018)	(102)	(8,232)		(15,352)
Income (loss) before income taxes	78,980	16,224	(54,676)		40,528
Provision for income taxes	15,489	494	(9,915)	(d)	6,068
Net income (loss)	$63,491	$15,730	$(44,761)		$34,460
Earnings per share:
Basic	$1.39				$0.76
Diluted	$1.38				$0.75
Weighted average shares outstanding:
Basic	45,561				45,561
Diluted	46,135				46,135
See notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
THREE MONTHS ENDED FEBRUARY 28, 2019

(In thousands, except per share data)	February 28, 2019 Progress (unaudited)	March 31, 2019 Ipswitch (unaudited)	Pro Forma Adjustments	Note	Pro Forma Progress (unaudited)
Revenue:
Software licenses	$22,802	$4,744	$—		$27,546
Maintenance and services	66,747	14,233	(1,422)	(a)	79,558
Total revenue	89,549	18,977	(1,422)		107,104
Costs of revenue:
Cost of software licenses	1,167	562	—		1,729
Cost of maintenance and services	9,439	1,810	—		11,249
Amortization of acquired intangibles	5,433	—	1,656	(b)	7,089
Total costs of revenue	16,039	2,372	1,656		20,067
Gross profit	73,510	16,605	(3,078)		87,037
Operating expenses:
Sales and marketing	22,323	4,427	—		26,750
Product development	19,890	3,325	—		23,215
General and administrative	12,285	5,517	—		17,802
Amortization of acquired intangibles	3,188	19	3,959	(b)	7,166
Restructuring expenses	415	—	—		415
Total operating expenses	58,101	13,288	3,959		75,348
Income (loss) from operations	15,409	3,317	(7,037)		11,689
Other (expense) income:
Interest expense	(1,389)	—	(1,875)	(c)	(3,264)
Interest income and other, net	229	—	—		229
Foreign currency loss, net	(843)	15	—		(828)
Total other expense, net	(2,003)	15	(1,875)		(3,863)
Income (loss) before income taxes	13,406	3,332	(8,912)		7,826
Provision for income taxes	4,004	264	(1,631)	(d)	2,637
Net income (loss)	$9,402	$3,068	$(7,281)		$5,189
Earnings per share:
Basic	$0.21				$0.12
Diluted	$0.21				$0.11
Weighted average shares outstanding:
Basic	44,956				44,956
Diluted	45,286				45,286
See notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1. Basis of Presentation

On April 30, 2019, Progress completed its acquisition of all of the outstanding equity interests (the “Purchased Shares”) of Ipswitch, Inc. (“Ipswitch”) from Roger Greene (the “Seller”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of March 28, 2019, by and among Progress, Ipswitch and the Seller. The transactions contemplated by the Purchase Agreement are collectively referred to as the “Transactions”.

At the closing of the Transactions (the “Closing”), Progress acquired the Purchased Shares from the Seller for an aggregate purchase price of approximately $225.0 million, subject to certain customary adjustments as further described in the Purchase Agreement (the “Consideration”), which was paid in cash. Pursuant to the Purchase Agreement, $22.5 million of the Consideration was deposited into an escrow account to secure certain indemnification and other potential obligations of the Seller to Progress. The Seller also received an award of approximately $2.0 million in Progress restricted stock at Closing as consideration for the Seller entering into a three-year non-competition agreement as set forth in the Purchase Agreement. As previously disclosed, Progress partially funded the Consideration with $185.0 million of borrowings under the Second Amended and Restated Credit Agreement it entered into in connection with the Acquisition. The remaining portion of the Consideration was funded with cash on hand. As a result of the Transactions, Ipswitch became a wholly-owned subsidiary of Progress.

The accompanying Pro Forma Income Statements present the pro forma results of operations of the combined company based upon the historical financial statements of the Company and Ipswitch, after giving effect to the Acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the Acquisition on the Company.

The Pro Forma Income Statements for the year ended November 30, 2018 and for the three months ended February 28, 2019, give effect to the Acquisition as if it had occurred on December 1, 2017. The unaudited pro forma condensed consolidated statement of income for the year ended November 30, 2018 combines the audited historical results of the Company for the year ended November 30, 2018 (the Company’s fiscal year end) and the audited historical results of Ipswitch for the year ended December 31, 2018 (Ipswitch’s fiscal year end), which were adjusted in order to be consistent with the Company's classification of expenses. The unaudited pro forma condensed consolidated statement of operations for the three months ended February 28, 2019 combines the unaudited historical results of the Company for the three months ended February 28, 2019 and the unaudited historical results of Ipswitch for the three months ended March 31, 2019, which were adjusted in order to be consistent with the Company’s classification of expenses.

The Acquisition was accounted for using the acquisition method of accounting in accordance with Accounting Standard Codification 805 - Business Combinations, and the Company’s cost to acquire Ipswitch has been allocated to the assets acquired and liabilities assumed based upon respective preliminary estimate of fair values as of the date of the Acquisition using assumptions that the Company’s management believes are reasonable given the information currently available. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and determining appropriate discount rates. The excess of the Consideration over the estimated amounts of net assets as of the effective date of the Acquisition was allocated to goodwill in accordance with the accounting guidance. The preliminary fair value estimates of the net assets acquired are based upon preliminary calculations and valuations, and those estimates and assumptions are subject to change as we obtain additional information for those estimates during the measurement period (up to one year from the acquisition date).

Based on the Company’s preliminary review of Ipswitch’s summary of significant accounting policies disclosed in Ipswitch’s financial statements, the nature and amount of any adjustments to the historical financial statements of Ipswitch to conform their accounting policies to those of Progress are not expected to be significant.

Note 2. Purchase Price Allocation

The Consideration paid to complete the Acquisition was approximately $225.0 million, subject to certain customary adjustments as further described in the Stock Purchase Agreement, and was funded through a combination of existing cash resources and a $185.0 million term loan, which is part of a previously disclosed $401.0 million term loan and revolving credit facility with JPMorgan Chase Bank, N.A. and a syndicate of other lenders. In addition, 10% of the total consideration was deposited into an escrow account to secure certain indemnification and other obligations of the Seller to Progress. The Seller also received an award of approximately $2.0 million in Progress restricted stock at Closing as consideration for the Seller entering into a three-year non-competition agreement and is not included in the total Consideration amount.

The Consideration has been allocated to Ipswitch’s tangible assets, identifiable intangible assets and assumed liabilities based on their estimated fair values. The excess of the Consideration, less the fair value of the restricted stock discussed above, over the tangible assets, identifiable intangible assets and assumed liabilities will be recorded as goodwill. The Company’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are preliminary and are subject to change.

The total estimated purchase price was allocated as follows (in thousands):

Total
Net tangible assets	$11,043
Identifiable intangible assets	109,300
Deferred revenue	(12,696)
Goodwill	117,651
Net assets acquired	$225,298

The preliminary fair value of the intangible assets has been estimated using the income approach in which the after-tax cash flows are discounted to present value. The cash flows are based on estimates used to price the Acquisition, and the discount rates applied were benchmarked with reference to the implied rate of return from the transaction model as well as the weighted average cost of capital. Based on the preliminary valuation, the acquired intangible assets are comprised of customer relationships of approximately $66.6 million, existing technology of approximately $33.1 million, and trademarks and trade names of approximately $9.6 million.

Acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) and certain acquisition restructuring and related charges are not included as a component of consideration transferred, but are required to be expensed as incurred.

Note 3. Pro Forma Adjustments

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained. Note that prior to making pro forma adjustments in the Pro Forma Income Statements, certain balances were reclassified from the Ipswitch consolidated financial statements so their presentation would be consistent with Progress. In addition, the following pro forma adjustments exclude the decrease in interest income included in the Progress historical financial statements that would have resulted based on the estimated decrease in the Company’s cash available for investment as a result of cash utilized for the Acquisition, as the related interest that would have been earned would be immaterial.

(a) Revenue - To reflect estimated amortization of preliminary fair value adjustment for acquired deferred revenue calculated as if the acquisition had occurred on December 1, 2017.

(b) Amortization Expense Related to Acquired Intangible Assets - Acquired intangible assets were recorded at their estimated fair value of approximately $109.3 million. The weighted-average useful life of the acquired intangible assets is estimated at 5 years. As previously noted, the Seller received a restricted stock award of approximately $2.0 million, subject to continued compliance with the three-year non-compete agreement. We concluded that the restricted stock award is not a compensation arrangement and we recorded the fair value of the award as an intangible asset. We will recognize amortization expense over the term of the agreement, which is 3 years. Adjustments to record estimated amortization expense of $22.5 million and $5.6 million were made for the year ended November 30, 2018 and the three months ended February 28, 2019, respectively (allocated between costs of revenue and operating expenses in accordance with the Company's policies), and were reflected in the Pro Forma Income Statement. In addition, an adjustment to reverse Ipswitch's amortization expense of $0.1 million was made for the year ended November 30, 2018. These expenses related to Ipswitch's acquisition-related intangible assets that existed prior to the Acquisition, and were subsequently eliminated as of the Acquisition date.

(c) Interest Expense - Adjustments were made in the Pro Forma Income Statements to record interest expense for the period presented, as a result of the credit facility entered into by the Company in connection with the Acquisition. The Acquisition was funded through the combination of existing cash resources and a $185.0 million term loan, which is part of a previously disclosed $401.0 million term loan and revolving credit facility with JPMorgan Chase Bank, N.A. and a syndicate of other lenders. Adjustments were made in the Pro Forma Income Statements to reflect the incurrence of term debt to fund the Acquisition and to increase interest expense related to such term debt in accordance with the terms of the credit facility.

(d) Income Taxes - Represents the income tax effect of the adjustments made at the statutory tax rate of the U.S. (approximately 24.5%). In addition, prior to the acquisition, Ipswitch did not pay entity level corporate tax, with the exception of some states, because it was registered as an S-Corporation. Therefore, we applied the statutory tax rate of the U.S. to the income before tax of Ipswitch as if the acquisition had occurred on December 1, 2017.